              As filed with the Securities and Exchange Commission
                                 on June 5, 1996

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  SEPRACOR INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               22-2536587
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS    01752
                  (Address of Principal Executive Office)  (Zip Code)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              TIMOTHY J. BARBERICH
                                  SEPRACOR INC.
                                 111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752
                     (Name and address of agent for service)

                                 (508) 481-6700
          (Telephone number, including area code, of agent for service)

================================================================================
                         CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
Title of                            maximum         maximum
securities           Amount         offering        aggregate     Amount of
to be                to be          price           offering      registration
registered           registered     per share       price         fee
- ----------           ----------     ---------       -----         ---

Common Stock,        120,000        $14.44(1)      $1,732,800(1)  $598.00
$.10 par             shares
value

- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 30, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

PART I.     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1996 Employee Stock Purchase Plan of Sepracor Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1).

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.    Incorporation of Certain Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Prospectus by reference.

                (1)   The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                (3) The description of the Common Stock, par value $.10 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.    Description of Securities.

     Not applicable.

     Item 5.    Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.    Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article THIRTEENTH of the Registrant's Certificate of Incorporation, as amended, requires the Registrant to indemnify each person who is or was or has agreed to be a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements to the maximum extent permitted from time to time under the Delaware General Corporation Law, as amended. In addition, Article FIFTH provides that no director of the Registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Item 7.    Exemption from Registration Claimed.

     Not applicable.

     Item 8.    Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.    Undertakings.

     1.    The Company hereby undertakes.

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlborough, Commonwealth of Massachusetts on the 5th day of June, 1996.

                                       SEPRACOR INC.

                                       By: /s/ Timothy J. Barberich
                                          -------------------------
                                          Timothy J. Barberich
                                          President and
                                          Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Sepracor Inc. hereby severally constitute Timothy J. Barberich and Susan W. Murley, Esq. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                           Title                      Date
- ---------                           -----                      ----
[S]                           [C]                        [C]

/s/ Timothy J. Barberich
- --------------------------    President, Chief           )
Timothy J. Barberich          Executive Officer          )
                              and Director               )
                              (Principal Executive       )
                               Officer)                  )
/s/ David P. Southwell                                   )
- --------------------------    Chief Financial            )
David P. Southwell            Officer (Principal         )
                              Financial Officer          )
                                                         )
/s/ Robert F. Scumaci                                    )
- --------------------------    Senior Vice President,     )
Robert F. Scumaci             Finance and                )
                              Administration and         )
                              Treasurer                  )
                              (Principal Accounting      )
                                       Officer           )
/s/ James G. Andress                                     )
- --------------------------    Director                   )
James G. Andress                                         )
                                                         )
/s/ Digby W. Barrios                                     )  June 5, 1996
- --------------------------    Director                   )
Digby W. Barrios                                         )
                                                         )
/s/ Robert J. Cresci                                     )
- --------------------------    Director                   )
Robert J. Cresci                                         )
                                                         )
/s/ Robert F. Johnston                                   )
- --------------------------    Director                   )
Robert F. Johnston                                       )
                                                         )
/s/ Keith Mansford                                       )
- --------------------------    Director                   )
Keith Mansford                                           )
                                                         )
/s/ James F. Mrazek                                      )
- --------------------------    Director                   )
James F. Mrazek                                          )
                                                         )
/s/ Alan A. Steigrod                                     )
- --------------------------    Director                   )
Alan A. Steigrod                                         )

                                  EXHIBIT INDEX


Exhibit
Number             Description
- -------            -----------
 4.1               Restated Certificate of Incorporation
                   of the Registrant, as amended

 4.2 *             Amended and Restated By-Laws of the Registrant, as amended

 4.3 *             Specimen Certificate of Common Stock of
                   the Registrant

 5                 Opinion of Hale and Dorr

23.1               Consent of Hale and Dorr (included in Exhibit 5)

23.2               Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included in the signature pages of this Registration Statement)








- --------------------
* Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-41653).